Exhibit 99.1

KERR-MCGEE CORPORATION
2005 SUCCESS BONUS PROGRAM

(Effective April 1, 2005)

ARTICLE I.   PURPOSE AND DEFINITIONS

Section 1.1  Purpose. The purpose of the Kerr-McGee Corporation 2005 Success Bonus Program is to provide incentives for certain employees to remain with the Company and assist the Company as it pursues a disposition of its chemical business unit.

Section 1.2  Definitions.

(a)
“Cause” means (i) the failure of the employee to perform his or her duties as an employee (other than any such failure resulting from incapacity due to physical or mental illness) or poor performance in performing such duties; (ii) the willful engaging by the employee in gross misconduct which is materially and demonstrably injurious to the Company; or (iii) the conviction of, or plea of guilty or nolo contendere to, a felony.

The EOT, in its sole discretion, shall determine whether a Participant has been terminated for Cause.

(b)	“CEO” means the Chief Executive Officer of Kerr-McGee Corporation.

(c)	“Closing Date” means the date on which the Company completes the disposition of its chemical business unit, as determined by the EOT in its sole discretion.

(d)	“Company” means Kerr-McGee Corporation and its majority-owned subsidiary corporations, limited liability companies and limited partnerships.

(e)	“Discretionary Bonus” means a bonus of up to 100% of a Participant's annual base salary on the Closing Date.

(f)	“Executive Operating Team” or “EOT” means Kerr-McGee's Executive Operating Team, chaired by and comprised of such executive employees as are designated from time to time by the CEO.

(g)	“Participant” means an employee of the Company who is selected to participate in the Program under Article III.

(h)
“Participation Letter” means the notification provided to an employee of the Company that he or she is eligible for a Success Bonus as described in Article IV. A Participation Letter may be in either written or electronic form, and contain such terms and conditions consistent with this Program, as the EOT deems appropriate.

(i)	“Program” means the Kerr-McGee Corporation 2005 Success Bonus Program, as amended from time to time.

(j)	“Success Bonus” means a bonus equal to 100% of a Participant's annual base salary on the date he or she is awarded the Success Bonus.

ARTICLE II.   ADMINISTRATION.

The Program shall be administered by the EOT. The EOT shall have the right and authority, in its sole and absolute discretion, at any time and from time to time, to (a) adopt, amend or rescind administrative and interpretive rules and regulations relating to the Program; (b) make all other determinations necessary or advisable for administering the Program; and (c) exercise the powers conferred on the EOT by the Program. Additionally, the EOT may correct any defect or supply any omission or reconcile any inconsistency or make any change of any kind in the Program when and in the manner and to the extent it shall deem proper or expedient. Furthermore, the EOT shall have the exclusive right and authority to amend, modify, suspend, or terminate the Program at any time for any reason, in its sole and absolute discretion. The determination of the EOT on the matters referred to in this Article II shall be final and conclusive.

Neither the Company, its CEO nor any director, employee or member of the EOT shall be liable for any act, omission, or determination taken or made in good faith with respect to the Program.

ARTICLE III.   PARTICIPATION.

A non-bargaining Company employee shall be eligible to participate in the Program if he or she is selected by his respective EOT member for participation and the CEO, exercising his sole discretion, approves his or her participation. An eligible employee shall be advised of his or her selection by a Participation Letter. An eligible employee shall become a Participant upon executing and returning to the Company his or her Participation Letter in accordance with procedures established by the EOT.

ARTICLE IV.   BENEFITS.

A Participant shall be entitled to a Success Bonus if he or she remains in the employ of the Company from the date of becoming a Participant through the earlier of (i) the Closing Date, or (ii) the end of the one year period after the eligible employee becomes a Participant. Alternatively, a Participant shall be entitled to a Success Bonus if he or she is involuntarily terminated by the Company for a reason other than Cause prior to the Closing Date. If a Participant's employment terminates prior the Closing Date for any other reason, including on account of death, disability, Cause, voluntary separation or retirement, he or she will not be entitled to receive a Success Bonus. If it is determined by the EOT that the Company has decided not to dispose of its chemical business unit, no further Success Bonuses shall be paid.

If a Participant continues employment with the Company from the date of becoming a Participant through the Closing Date, the CEO may award the Participant a Discretionary Bonus. If the Participant's employment with the Company terminates for any reason prior to the Closing Date, the Participant will not be eligible for a Discretionary Bonus.

(a)
Form and Timing of Payment. Except as provided in Paragraph (b), a lump sum cash payment in the amount of a Participant's Success Bonus will be made within 30 days after the earlier of (i) the Closing Date, or (ii) the end of the one year period after the eligible employee becomes a Participant. Any Discretionary Bonus will be paid in a lump sum cash payment within 30 days after the Closing Date.

(b)
Involuntary Termination For a Reason Other than for Cause. If a Participant is entitled to a Success Bonus because his or her employment with the Company is involuntarily terminated for a reason other than for Cause before the Closing Date, a lump sum cash payment in the amount of the Participant's Success Bonus will be paid to the Participant as soon as practicable after the date his or her employment is terminated.

(c)	Taxes. The payment of a Success Bonus or Discretionary Bonus under this Program shall be made net of all applicable withholding taxes.

(d)
Waiver and Release. A Participant's acceptance of payment of a Success Bonus or Discretionary Bonus shall be deemed an acknowledgement that the Success Bonus or Discretionary Bonus amount is correct and shall constitute a waiver and release of any and all claims with respect to such Bonus under the Program.

(e)
Severance Benefits/SCORE. Any Success Bonus or a Discretionary Bonus payable to a Participant under this Program shall be in addition to any severance benefits or SCORE bonus the Participant is eligible to receive.

ARTICLE V.   BENEFIT OF PROGRAM.

The Program shall be binding upon and shall inure to the benefit of Participants, their heirs and legal representatives, and the Company. In the event of a Participant's death after becoming entitled to a Success Bonus or Discretionary Bonus, but before the Bonus is paid, the Bonus shall be paid to the Participant's beneficiary as designated under the Company's life insurance program.

ARTICLE VI.   EMPLOYMENT RELATIONSHIP.

Nothing contained in this Program or in any Participation Letter received by a Participant shall restrict or otherwise interfere with the Company’s discretion with respect to the termination of any Participant’s employment or the nature of a Participant’s employment as an at-will employee.

ARTICLE VII.   NON-ASSIGNABILITY.

No person shall have the right to anticipate, alienate, sell, transfer, assign, pledge, or encumber his or her expectancy of receiving a Success Bonus or Discretionary Bonus, except as otherwise expressly provided herein. No person shall have any lien on any assets of the Company by reason of any Success Bonus or Discretionary Bonus made pursuant to the Program.

ARTICLE VIII.   SEVERABILITY.

In the event that any provision or portion of this Program shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of the Program shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

ARTICLE IX.   GOVERNING LAW.

The Program shall be governed by the laws of the State of Delaware, without regard to the conflict of law principles thereof. To the extent the Program is subject to Internal Revenue Code section 409A, the Program shall be interpreted, operated, and administered in a manner consistent with section 409A and official guidance thereunder.

IN WITNESS WHEREOF, this Kerr-McGee Corporation 2005 Success Bonus Program is adopted by Kerr-McGee Corporation this 1st day of April, 2005.

KERR-McGEE CORPORATION

By: /s/ Luke R. Corbett
Luke R. Corbett, Chairman and CEO